UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2015

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 9.01	Financial Statements and Exhibits.

Signature

Item 1.01                   Entry into a Material Definitive Agreement.

On November 13, 2015, Minera William S.A. de C.V. (“William”), a wholly owned subsidiary of Golden Minerals Company, entered into a Contract of Mining Exploration and Exploitation (the “Agreement”) with Minera Fumarola, S.A. de C.V. (“Minera Fumarola”), a wholly owned subsidiary of Prospero Silver Corp., a Canadian resource company (“Prospero”), pursuant to which William acquired the mining rights for the Santa Rosa vein in the San Luis del Cordero Project in Durango State, Mexico.

Under the terms of the Agreement, William paid Prospero US$140,000 on signing and is required to pay us $100,000 annually until production begins. William must complete a minimum of 2,000 meters of drilling within the next 18 months and commence production within three years. Once mining and processing begin, William is required to pay Prospero 15% of net proceeds from the sale of concentrates from the property as defined in the Agreement and an underlying 2% net smelter return royalty to a third party. William is responsible for all of the costs of exploration, preparation for mining, mining, processing and sales, for which it receives a credit in the net proceeds calculation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Contract of Mining Exploration and Exploitation entered into by and between Minera William SA de CV and Minera Fumarola, SA de CV dated as of November 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 18, 2015

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract of Mining Exploration and Exploitation entered into by and between Minera William SA de CV and Minera Fumarola, SA de CV dated as of November 13, 2015.